SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                       __________________________________

                                     FORM 8-K

                                  CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934


                          Date of Report:  March 23, 2001


                              DATARAM CORPORATION
____________________________________________________________________________
             (Exact name of registrant as specified in charter)


         New Jersey            1-8266                     22-1831409
____________________________________________________________________________
(State or other juris-   (Commission File No.)  (IRS Employer Identification
diction of incorporation)                                  No.)


     Route 571, P.O. Box 7528, Princeton, NJ                    08543-7528
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        (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code: (609) 799-0071

____________________________________________________________________________
(Former name, former address if changed since last report)






Item 2.  Acquisition or Disposition of Assets.

     On March 23, 2001, Dataram Corporation acquired certain assets, including inventory, accounts receivable and equipment, of Memory Card Technology A/S ("MCT"), a corporation in suspension of payments under Danish bankruptcy law. The purchase price was $28,541,000 which was paid in cash and the assumuption of certain payables and accrued expenses of $1,864,000. The source of the purchase price was the registrant's cash reserves and an existing line of credit described in the registrant's last Annual Report on Form 10-K.

     MCT designs and manufactures memory from its facilities in Denmark and Australia, and has sales offices Europe, Latin America and the Pacific Rim. MCT's products include Rambus, DDR, SDRAM, DRAM, SRAM, SGRAM and EDO memory plus flash memory, video memory and cache memory. Applications for its memory include notebooks, desktops, servers, workstations, and terminals and other rapidly growing applications such as digital cameras, digital copiers, digital printers, image processors, print controllers, multi-function centers, routers and video cards.


Item 7.  Financial Statements and Exhibits

(a)     Financial statements of businesses acquired.

     To be filed by amendment not later than sixty (60) days after the date that the initial report on Form 8-K must be filed.


(b)     Pro forma financial information.

     To be filed by amendment not later than sixty (60) days after the date that the initial report on Form 8-K must be filed.


(c)     Exhibits

     Attached as Exhibit 2 is an Asset Purchase Agreement dated March 15, 2001, between Dataram Corporation and Memory Card Technology A/S.



                          SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    DATARAM CORPORATION


                                    By:  MARK MADDOCKS
                                       ---------------
                                       Mark Maddocks, Vice President,
                                       Finance and Chief Financial Officer